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                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-71823 of Vari-Lite International, Inc. on Form S-8 of our report dated December 12, 2000, (December 29, 2000, as to the fourth paragraphs of Notes E and Q) appearing in this Annual Report on Form 10-K of Vari-Lite
International, Inc. for the year ended September 30, 2000.





Dallas, Texas
January 15, 2001